Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of July 29, 2009, by and between CASCADE CORPORATION, an Oregon corporation (“Debtor”), and BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, “Agent”). Capitalized terms used and not defined herein shall have the meanings given to them in the Loan Agreement, as defined below.

Recitals:

A. This Security Agreement is given to secure all of Debtor’s obligations of payment and performance then or thereafter arising under or in connection with the Loan Agreement dated as of February 28, 2003, as amended from time to time (the “Loan Agreement”).

B. Bank of America, N.A. (“Bank of America”) in its individual capacity and other lenders party to the Loan Agreement, are providing credit facilities to Debtor under the Loan Agreement. Bank of America in its individual capacity and the other lenders party to the Loan Agreement are collectively referred to herein as the “Lenders” or the “Secured Creditors.”

C. As a condition precedent to the execution and delivery of the Sixth Amendment to Loan Agreement by the Lenders, the Lenders require Debtor to secure Debtor’s obligations to the Lenders and to the Agent under this Agreement by granting the Agent a lien on and security interest in all of Debtor’s personal property except as provided in the last paragraph of Section 1 hereof.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be bound hereby, Debtor agrees with Agent; for the benefit of Agent and the Secured Creditors, as follows:

1. GRANT OF SECURITY INTEREST. For valuable consideration, Debtor hereby grants and transfers to Agent, for the benefit of Agent and the Secured Creditors, a security interest in all of the now held and hereafter acquired property of Debtor described as follows (collectively, the “Collateral”):

(a) all accounts, deposit accounts, contract rights, chattel paper (whether electronic or tangible), instruments, promissory notes, documents, general intangibles, payment intangibles, software, letter-of-credit rights, health-care insurance receivables and other rights to payment of every kind now existing or at any time hereafter arising;

(b) all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Debtor’s business, now or at any time hereafter owned or acquired by Debtor, wherever located, and all products thereof, whether in the possession of Debtor, any warehousemen, any bailee or any other person, or in process of delivery, and whether located at Debtor’s places of business or elsewhere;

(c) all warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which Debtor now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Debtor, any bailee or any other person for any purpose;

(d) all money and property heretofore, now or hereafter delivered to or deposited with Agent or any Lender or otherwise coming into the possession, custody or control of Agent or any Lender (or any agent or bailee of Agent or any Lender) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

(e) all investment property of Debtor;

(f) all right, title and interest of Debtor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service or maintenance agreements, supporting obligations and other similar contracts of every kind in which Debtor now has or at any time hereafter shall have an interest except those directly related to property excluded from Collateral and described below;

(g) all goods, tools, machinery, furnishings, furniture and other equipment of every kind now existing or hereafter acquired, and improvements, replacements, accessions and additions thereto and embedded software included therein (collectively, the “Equipment”), whether located on any property owned or leased by Debtor or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Debtor, and all such goods after they have been severed and removed from any of said real property;

(h) all motor vehicles, trailers, mobile homes, manufactured homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Debtor or elsewhere;

(i) to supplement the foregoing list of Collateral, which did not specify that the terms used would be defined or set forth in the Oregon Uniform Commercial Code, the Debtor also grants and transfers to Agent for the benefit of Agent and the Secured Creditors, a security interest in all of the now held and hereafter acquired property of Debtor listed below, it being agreed that such list is added to expand the meaning of “Collateral” by adding the following types of property defined as set forth in the Oregon Uniform Commercial Code, and that any property described below which is not included in (a) through (h) above is hereby added to Collateral. The types of property listed below shall have the meaning given to them in the Oregon Uniform Commercial Code. The list referred to in this subsection is:

(i) all accounts

(ii) all chattel paper

(iii) all deposit accounts

(iv) all documents

(v) all equipment

(vi) all general intangibles

(vii) all instruments

(viii) all inventory

(ix) all investment property

(x) all letter of credit rights;

together with

(j) whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (collectively, “Proceeds”).

Notwithstanding anything to the contrary in this Agreement, the Collateral shall not include any of the following property of Debtor: (i) any property covered by UCC financing statements listed on Exhibit A attached hereto if the terms of the security agreements or leases applicable to such property (including refinancings, renewals and replacements of such security agreements or leases) prohibit the security interest of the Agent in such property; or (ii) any proceeds of the property described in clause (i) of this paragraph.

2. OBLIGATIONS SECURED. The obligations secured hereby (the “Obligations”) consist of all obligations of any nature whatsoever of Borrower to Agent and Lenders under the Loan Agreement, and any related Loan Documents, including, but not limited to, any obligations of any nature whatsoever arising under Swap Contracts.

3. TERMINATION. This Agreement will terminate, the Agent’s security interests in the Collateral described in this Security Agreement will terminate, and UCC termination statements will be filed when the Obligations have been fully satisfied, and all commitments under the Loan Agreement have been terminated.

4. This Section is intentionally left blank.

5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Agent, for the benefit of the Secured Creditors, that: (a) Debtor’s legal name is exactly as set forth on the first page of this Agreement, and all of Debtor’s organizational documents or agreements delivered to Agent are complete and accurate in every respect; (b) Debtor is the owner and has possession or control of the Collateral and Proceeds; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) except for the liens and security interests created hereby, or otherwise agreed to in writing by the Agent, Collateral and Proceeds are: (i) genuine and free from valid liens or encumbrances and (ii) with respect to accounts, to the best of Debtor’s knowledge, except as disclosed in writing to the Secured Creditors, such accounts are free of valid adverse claims, set-offs, default, prepayment, defenses or other conditions precedent except those that occur in the ordinary course of Debtor’s business as Debtor’s business is currently conducted; (e) all statements contained herein and, where applicable, in other Loan Documents as to the Collateral are true and complete in all material respects; (f) except as expressly permitted by the Agent, there is no valid financing statement covering any of the Collateral or Proceeds, and naming any Secured Creditor other than Agent, on file in any public office; (g) where Collateral consists of rights to payment, to the best of Debtor’s knowledge, all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper (if any) has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any applicable consumer credit laws; and (h) where the Collateral consists of Equipment, Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale or other disposition of any such Collateral, including without limitation, any Equipment that Debtor may deem to be surplus, has been consented to or acquiesced in by Agent or Lenders, unless consent or acquiescence is specifically set forth in the Loan Documents.

6. COVENANTS OF DEBTOR.

(a) Debtor agrees: (i) to pay the Obligations secured hereby when due; (ii) to indemnify and hold harmless Agent and each Secured Creditor against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to pay all costs and expenses, including reasonable attorneys’ fees (whether incurred before trial, at trial, or in any bankruptcy or arbitration proceeding), incurred by Agent in the perfection and preservation of the Collateral or Agent’s interest therein and/or the realization, enforcement and exercise of Agent’s rights, powers and remedies hereunder; (iv) to permit Agent to exercise its powers hereunder; (v) to execute and deliver such documents as Agent deems necessary to create, perfect and continue the security interests contemplated hereby; (vi) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Agent and each Secured Creditor prior written notice thereof; (vii) not to change the places where Debtor keeps any Collateral or Debtor’s records concerning the Collateral and Proceeds without giving Agent and each Secured Creditor prior written notice of the address to which Debtor is moving same; and (viii) to cooperate with Agent in perfecting all security interests granted herein and in obtaining such agreements from third parties as Agent deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b) Debtor agrees with regard to the Collateral and Proceeds (but not with respect to any property other than Collateral and Proceeds), unless Lenders agree otherwise in writing: (i) that Agent is authorized to file financing statements in the name of Debtor to perfect Agent’s security interest in Collateral and Proceeds; (ii) where applicable, to insure the Collateral with Agent named as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies, in each case as required by the Loan Documents or in a manner otherwise satisfactory to Agent; (iii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iv) not to remove the Collateral from Debtor’s premises, except (A) for deliveries to buyers in the ordinary course of Debtor’s business and (B) Collateral which consists of mobile goods as defined in the Oregon Uniform Commercial Code, in which case Debtor agrees not to remove or permit the removal of such Collateral from its state of domicile for a period in excess of thirty (30) calendar days; (v) to pay when due all license fees; registration fees and other charges in connection with any Collateral; (vi) except to the extent expressly permitted in writing by Agent, not to permit any lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Agent; (vii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of (I) inventory to buyers in the ordinary course of Debtor’s business and (II) Collateral (in addition to inventory) in amounts permitted by Agent; (viii) to permit Agent to inspect the Collateral at any time; (ix) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Agent or its representatives to inspect the same and make copies thereof at any reasonable time; (x) if requested by Agent, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, after an Event of Default, in trust and as the property of Agent for the benefit of the Secured Creditors, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Agent daily in the exact form in which they are received together with a collection report in form satisfactory to Agent; (xi) not to commingle Collateral or Proceeds, or collections thereunder, with other property except for Proceeds deposited in Debtor’s account(s) maintained at Agent. As used herein the prohibition on commingling of Collateral refers to combining or intermixing Equipment or inventory in which Agent is granted a security interest pursuant to this Agreement with other property in which Agent has no security interest if the effect of such combining or intermixing is that the property in which Agent is not granted a security interest hereunder cannot be differentiated and separated from the Collateral in which Agent is granted a security interest pursuant to this Agreement; (xii) to give only allowances and credits on accounts in the ordinary course of Debtor’s business and to advise Agent and each Secured Creditor of the same immediately in writing if they affect any rights to payment or Proceeds in any material respect; (xiii) from time to time, when requested by Agent, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement, and to assign in writing and deliver to Agent all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof, (xiv) in the event Agent elects to receive payments or rights to payment or Proceeds hereunder to pay all reasonable expenses incurred by Agent in connection therewith; including reasonable expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

7. POWERS OF AGENT. Debtor appoints Agent its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Agent’s officers and employees, or any of them: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to give notice to account debtors or others of Agent’s rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Agent’s interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Debtor; (h) to take cash; instruments for the payment of money and other property to which Agent is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Agent or any Secured Creditor, toward repayment of the Obligations in the manner specified by the Loan Agreement or, where appropriate and if approved by Majority Lenders, replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor’s premises in inspecting the Collateral; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Obligations; (o) to preserve or release the interest evidenced by chattel paper to which Agent is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Agent shall exercise its rights as attorney in fact under this Agreement only upon the occurrence and continuation of an Event of Default (as that term is defined in the Loan Agreement).

8. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, when due, all insurance premiums, taxes, charges, liens and assessments (collectively, the “Assessments”) against the Collateral and Proceeds, and upon the failure of Debtor to do so, Agent or any Secured Creditor at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Agent or any Secured Creditor shall be obligations of Debtor to Agent or such Secured Creditor, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of

Section 15 of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement. Notwithstanding the foregoing, any Assessments that are payable in installments may be paid in installments as long as each installment is paid by its due date. Further, Debtor may withhold payment and diligently contest, in good faith and by appropriate proceedings, the amount or validity of any Assessments as long as Debtor provides Agent and each Secured Creditor with prior written notice of the contest in cases where the amount in controversy exceeds $1,000,000 and if Agent or any Secured Creditor so requests, provides a bond or other security acceptable to Agent and Lenders.

OREGON STATUTORY WARNING

WARNING: UNLESS YOU PROVIDE US WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY OUR CONTRACT OR LOAN AGREEMENT, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT YOUR INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE WE PURCHASE MAY NOT PAY ANY CLAIM YOU MAKE OR ANY CLAIM MADE AGAINST YOU. YOU MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT YOU HAVE OBTAINED PROPERTY COVERAGE ELSEWHERE.

YOU ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY US. THE COST OF THIS INSURANCE MAY BE ADDED TO YOUR CONTRACT OR LOAN BALANCE. IF THE COST IS ADDED TO YOUR CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE YOUR PRIOR COVERAGE LAPSED OR THE DATE YOU FAILED TO PROVIDE PROOF OF COVERAGE.

THE COVERAGE WE PURCHASE MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE YOU CAN OBTAIN ON YOUR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW. (Each reference to “you” and “your” shall refer to Debtor and each reference to “us” and “we” shall refer to Agent.)

9. EVENTS OF DEFAULT. Any Event of Default, as defined in the Loan Agreement, is an Event of Default under this Agreement.

10. REMEDIES. Upon an Event of Default, Agent shall have all other rights, powers, privileges and remedies granted to a Secured Creditor upon default under the Oregon Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Agent, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Agent shall be cumulative. No delay, failure or discontinuance of Agent or any Lender in exercising any right, power, privilege or remedy hereunder or under the Loan Documents shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Agent or any Secured Creditor of any default hereunder or under the Loan Documents, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. While an Event of Default exists: (a) Debtor will deliver to Agent from time to time, as requested by Agent, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Majority Lenders; (c) at Agent’s request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Agent at a reasonably convenient place designated by Agent; and (d) Agent may, without notice to Debtor, enter onto Debtor’s premises and take possession of the Collateral. With respect to any sale or other disposition by Agent of any Collateral subject to this Agreement, Debtor hereby expressly grants to Agent the right to sell such Collateral using any or all of Debtor’s trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that Agent shall have no obligation to process or prepare any Collateral for sale or other disposition.

11. DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Agent may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Agent to the payment of expenses and fees incurred by or owed to Agent, reasonable attorneys’ fees, and the balance of such proceeds may be distributed by Agent toward the payment of the Obligations in such order of application as may be required by the Loan Documents. Upon the appointment of a new Agent, Agent shall transfer all of the Collateral or Proceeds and shall be fully discharged from all liability and responsibility with respect to the Collateral so transferred and all acts of the successor Agent upon and after acceptance of its appointment, and the transferee shall be vested with all rights and powers of Agent hereunder with respect to any of the foregoing so transferred.

12. STATUTE OF LIMITATIONS. Until all Obligations shall have been paid in full and all commitments by the Secured Creditors to extend credit to Debtor pursuant to the Loan Documents have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Agent hereunder shall continue to exist and may be exercised by Agent at any time and from time to time irrespective of the fact that the Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Obligations secured hereunder.

13. MISCELLANEOUS WAIVERS. Debtor hereby waives any right to require Agent or any Secured Creditor to (i) proceed against Debtor or any other person, (ii) proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) except as specifically required under other provisions of this Agreement, make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Obligations of Debtor or indebtedness of customers of Debtor.

14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Agent at the address specified in the Loan Agreement, to Debtor at the address designated in the Loan Agreement, or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15. COSTS, EXPENSES AND ATTORNEYS’ FEES. Debtor shall pay to Agent immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Agent’s in-house counsel), expended or incurred by Agent in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Agent or any other person) relating to Debtor or in any way affecting any of the Collateral, the Proceeds or Agent’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to (i) for so long as Bank of America is the Agent, the Default Rate specified in the Loan Agreement, or (ii) if Bank of America is not the Agent, at the rate per annum equal to 12%. Notwithstanding anything apparently to the contrary in this Section 15, if Agent demands payment of any of the costs, expenses and attorney fees described in this Section 15 in the absence of an Event of Default, then Debtor shall have 30 days from the date of such demand to make such payment and if no Event of Default has occurred during that 30 day period, Debtor may make such payment within that 30 day period without having to pay interest on such payment.

16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Agent and Debtor.

17. DEFINITIONS.

(a) Capitalized terms that are not defined in this Agreement and are defined in the Loan Agreement shall have the meaning given those terms in the Loan Agreement. All references herein to “include,” “includes” or “including” means include, includes or including without limitation.

(b) “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

18. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Oregon.

20. DEBTOR WARRANTIES. Debtor warrants that Debtor is an organization organized under the laws of the state of Oregon.

Debtor warrants that its chief executive office is located at the following address: 2201 NE 201st Avenue, Fairview, Oregon 97024. Debtor warrants that the Equipment and inventory (except goods in transit) is located or domiciled at the additional addresses described on Schedule 1 attached hereto and by this reference made a part hereof.

21. OREGON STATUTORY NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY ANY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY DEBTOR’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY SUCH LENDER TO BE ENFORCEABLE.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the first date written above.

CASCADE CORPORATION

By:	/s/ JOHN ALLEN CUSHING
Name:	John Allen Cushing
Title:	Treasurer

Accepted and agreed as of the first date written above.

BANK OF AMERICA, N.A., as Agent

By:	/s/ TIFFANY SHIN
Name:	Tiffany Shin
Title:	Assistant Vice President Bank of America

EXHIBIT A

TO SECURITY AGREEMENT

Excluded Assets

The following is a list of UCC Filings referred to in Section 1 of the Security Agreement.

Cascade Corporation

State of Oregon Active UCC Filings (as of July 29,, 2009):

Date	File #	Description
8-25-08	8065701	1 RICMP5000SP M5785100487
4-23-09	8248367	Canon Laserclass 830i-Fax w/accessories

1

Schedule 1

Additional Addresses for Equipment and Inventory

CASCADE CORPORATION LOCATIONS

1